EXHIBIT 99.1
News
For Immediate Release	Contact: Cindi Buckwalter
November 2, 2017	(212) 878-1831

MINERALS TECHNOLOGIES REPORTS THIRD QUARTER EARNINGS
 OF $1.17 PER SHARE, OR $1.19 PER SHARE, EXCLUDING SPECIAL ITEMS
----------

Highlights:

•	Sales Growth of 6 Percent
•	Strong Operating Margins
•	Asia Sales Growth of 16 Percent; 13 Percent Growth in China
•	Cash Flow from Operations of $73 Million
•	Signed Agreement for Large Satellite PCC Plant in Indonesia

NEW YORK, November 2—Minerals Technologies Inc. (NYSE: MTX) today reported diluted earnings per share of $1.19, excluding special items, for the third quarter ended October 1, 2017.  Reported earnings were $1.17 per share.

"The Company reported a solid financial performance in the third quarter. Several of our product lines realized substantial growth globally and delivered strong operating margins," said Douglas T. Dietrich, Chief Executive Officer. "Our business continues to expand in Asia, driven primarily by increased penetration in China from our Metalcasting business. In addition, this week we announced an agreement for a new 80,000 ton per year PCC plant in Indonesia, which follows the signing of a new 125,000 ton plant and 40,000 ton expansion earlier this year."

Worldwide net sales in the third quarter increased 6 percent to $424 million. Operating income, as reported, was $66.8 million and represented 15.7 percent of sales. Operating income, excluding special items, increased 1 percent to $67.7 million and represented 16.0 percent of sales.

Sales in the Minerals businesses, which include the Specialty Minerals and Performance Materials segments, grew 6 percent in the third quarter to $337 million.  Operating income for the Minerals businesses was $57.2 million and operating margins represented 17.0 percent of sales.

Sales in the Performance Materials segment increased 12 percent in the third quarter to $189 million. Metalcasting sales increased 17 percent to $73.6 million, principally due to higher volumes in China and North America. Basic Minerals sales increased 40 percent, due primarily to higher sales of chromite and drilling products, and Building Materials sales increased 18 percent. These sales increases were partially offset by lower Environmental Products sales, and lower Fabric Care sales in Asia which affected the Household, Personal Care & Specialty Products product line. Operating income increased 1 percent to $30.6 million and represented 16.2 percent of sales. The Performance Materials segment provides a wide range of bentonite-based and synthetic materials for industrial and consumer markets and for non-residential construction, environmental remediation and infrastructure projects worldwide.

Third quarter worldwide sales for the Specialty Minerals segment, which consists of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, were $147.7 million. Income from operations for the segment decreased 4 percent to $26.6 million, and operating margins were 18.0 percent of sales.

Worldwide sales of PCC, which is used mainly in the manufacturing processes of the paper industry, increased 1 percent in the third quarter to $112.7 million. Higher sales in Europe, Asia and Latin America were partially offset by reduced sales in North America.

Third quarter net sales of Processed Minerals products decreased 2 percent to $35.0 million. Ground Calcium Carbonate sales increased 3 percent due to higher volumes in construction markets, which were more than offset by a 9 percent decrease in Talc sales. Processed Minerals products are used in the building materials, polymers, ceramics, consumer products, paints and coatings, glass and other manufacturing industries.

The Service businesses, which include the Refractories and Energy Services segments, improved their performance in the quarter. Sales of $87.9 million in the third quarter were 6 percent higher than the same period last year. Additionally, operating income for the Service businesses, excluding special items, increased 11 percent to $11.5 million in the current year quarter and operating margins were 13.1 percent of sales.

Third quarter sales in the Refractories segment, which provides products and services primarily to the worldwide steel industry, increased 9 percent over the same period last year to $68.9 million.  The Refractories segment operating income increased 24 percent to $9.9 million and was 14.4 percent of sales. The increase in sales and operating margins was primarily driven by higher equipment sales.

Energy Services segment sales were $19.0 million in the third quarter, a 4 percent decrease from the prior year quarter, primarily due to the impact of the hurricane in the Gulf of Mexico and relatively low production activity. Operating income, excluding special items, was $1.6 million and represented 8.4 percent of sales. Energy Services offers a range of patented technologies, products and services for off-shore filtration and well testing to the worldwide oil and gas industry.

"MTI posted another solid quarter, with substantial growth in several product lines. In our 26th year as a publicly traded company, we are solidly positioned to continue to pursue sustainable, profitable growth across our portfolio," said Mr. Dietrich.

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Minerals Technologies will host a conference call tomorrow, November 3, 2017 at 11 a.m. Eastern Time. The conference call will be broadcast live on our website: www.mineralstech.com.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2016 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The company reported sales of $1.638 billion in 2016. For further information, please visit our website at www.mineralstech.com.

###

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 1,	Jul. 2,	Oct. 2,	Prior	Prior	Oct. 1,	Oct. 2,	Prior
	2017	2017	2016	Qtr.	Year	2017	2016	Year

Net sales
Product sales	$405.4	$396.2	$379.7	2%	7%	$1,187.9	$1,171.1	1%
Service revenue	19.0	17.9	19.8	6%	(4)%	55.6	65.6	(15)%
Total net sales	424.4	414.1	399.5	2%	6%	1,243.5	1,236.7	1%

Cost of sales
Cost of goods sold	293.0	282.7	272.0	4%	8%	854.7	840.8	2%
Cost of service revenue	12.2	11.7	12.3	4%	(1)%	36.2	46.9	(23)%
Total cost of sales	305.2	294.4	284.3	4%	7%	890.9	887.7	0%

Production margin	119.2	119.7	115.2	(0)%	3%	352.6	349.0	1%

Marketing and administrative expenses	45.6	44.1	42.4	3%	8%	134.1	134.2	(0)%
Research and development expenses	5.9	6.1	5.9	(3)%	0%	17.8	17.9	(1)%
Acquisition related transaction and integration costs	0.5	0.8	1.9	(38)%	(74)%	2.8	5.1	(45)%
Restructuring and other items, net	0.4	0.2	(2.3)	*	*	0.9	27.4	*

Income from operations	66.8	68.5	67.3	(2)%	(1)%	197.0	164.4	20%

Interest expense, net	(10.5)	(10.2)	(13.4)	3%	(22)%	(32.5)	(41.4)	(21)%
Extinguishment of debt costs and fees	0.0	0.0	0.0	*	*	(3.9)	0.0	*
Other non-operating income (deductions), net	(1.7)	(1.2)	(0.6)	42%	183%	(3.4)	1.7	*
Total non-operating deductions, net	(12.2)	(11.4)	(14.0)	7%	(13)%	(39.8)	(39.7)	0%

Income before tax and equity in earnings	54.6	57.1	53.3	(4)%	2%	157.2	124.7	26%

Provision for taxes on income	12.1	13.4	11.5	(10)%	5%	35.6	26.7	33%
Equity in earnings of affiliates, net of tax	0.4	0.1	0.7	300%	(43)%	0.7	1.6	(56)%

Consolidated net income	42.9	43.8	42.5	(2)%	1%	122.3	99.6	23%

Less: Net income attributable to non-controlling interests	1.2	0.8	0.9	50%	33%	3.0	2.9	3%

Net Income attributable to Minerals Technologies Inc. (MTI)	$41.7	$43.0	$41.6	(3)%	0%	$119.3	$96.7	23%

Weighted average number of common shares outstanding:

Basic	35.3	35.1	34.9			35.1	34.8

Diluted	35.6	35.6	35.3			35.6	35.1

Earnings per share attributable to MTI:

Basic	$1.18	$1.23	$1.19	(4)%	(1)%	$3.40	$2.78	22%

Diluted	$1.17	$1.21	$1.18	(3)%	(1)%	$3.35	$2.75	22%

Cash dividends declared per common share	$0.05	$0.05	$0.05			$0.15	$0.15

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended October 1, 2017, July 2, 2017 and October 2, 2016 each consisted of 91 days.  The nine month periods ended October 1, 2017 and October 2, 2016 consisted of 274 days and 276 days, respectively.

2)
On a regular basis, the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2017,  in order to generate greater alignment, speed decision making and accelerate growth, the Company reorganized the management structure for its Performance Materials and Construction Technologies business segments to better reflect the way performance is evaluated and resources are allocated.  As a result, all of the product lines within these business segments were combined  into one operating segment.  Presented below are the restated financial results, by product line,  for each of the quarters of 2016 of this operating segment to conform to the current management structure.

						Full Year
	(millions of dollars)	Quarter Ended				Ended
		Apr. 3,	Jul. 3,	Sep. 27,	Dec. 31,	Dec. 31,
		2016	2016	2016	2016	2016
	Sales

	Metalcasting	$60.0	$68.0	$63.1	$66.9	$258.0
	Household, Personal Care & Specialty Products	45.3	44.0	42.1	39.8	171.2
	Environmental products	13.4	26.5	24.6	14.4	78.9
	Building Materials	20.4	19.7	16.9	17.1	74.1
	Basic Minerals	20.5	24.3	22.3	36.8	103.9
	Performance Materials Segment	$159.6	$182.5	$169.0	$175.0	$686.1

	Operating Income

	Performance Materials Segment	$28.2	$33.3	$30.2	$29.4	$121.1
	% of Sales	17.7%	18.2%	17.9%	16.8%	17.7%

3)
During the second quarter of 2016, the Company incurred restructuring charges related to lease termination costs, inventory writeoffs and impairment of assets relating to its exit from the U.S. on-shore service lines, including Nitrogen and Pipeline  within the Energy Services segment as a result of the significant reduction in oil prices and overcapacity in the onshore oil services market. During 2017, the Company recorded additional restructuring costs related to exited businesses in the Energy Services segment.

	(millions of dollars)	Quarter Ended			Nine Months Ended
		Oct. 1,	Jul. 2,	Oct. 2,	Oct. 1,	Oct. 2,
		2017	2017	2016	2017	2016

	Impairment of assets
	Energy Services	$0.0	0.0	$0.0	$0.0	$18.5

	Restructuring and other costs
	Gain on sale of assets	$(0.9)	0.0	$(2.9)	$(0.9)	$(2.9)
	Lease termination, severance
	and other related costs	1.3	0.2	0.6	1.8	11.8
		$0.4	0.2	(2.3)	$0.9	$8.9

	Total restructuring and other items, net	$0.4	$0.2	$(2.3)	$0.9	$27.4

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended October 1, 2017, July 2, 2017 and October 2, 2016 and the nine month periods ended October 1, 2017 and October 2, 2016 and a reconciliation to reported earnings per share for such periods.  The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended			Nine Months Ended
		Oct. 1,	Jul. 2,	Oct. 2,	Oct. 1,	Oct. 2,
		2017	2017	2016	2017	2016
	Income from continuing operations attributable to MTI	$41.7	$43.0	$41.6	$119.3	$96.7
	% of sales	9.8%	10.4%	10.4%	9.6%	7.8%

	Special items:
	Acquisition related transaction and integration costs	0.5	0.8	1.9	2.8	5.1
	Debt modification costs and fees	0.0	0.0	0.0	3.9	0.0
	Restructuring and other items, net	0.4	0.2	(2.3)	0.9	8.9
	Impairment of assets	0.0	0.0	0.0	0.0	18.5
	Related tax effects on special items	(0.3)	(0.4)	0.1	(2.9)	(10.2)

	Income from continuing operations attributable to MTI, excluding special items	$42.3	$43.6	$41.3	$124.0	$119.0
	% of sales	10.0%	10.5%	10.3%	10.0%	9.6%

	Diluted earnings per share, excluding special items	$1.19	$1.23	$1.17	$3.48	$3.39

5)
Free cash flow is defined as cash flow from continuing operations less capital expenditures.  The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended October 1, 2017, July 2, 2017  and October 2, 2016 and the nine month periods ended October 1, 2017 and October 2, 2016 and a reconciliation to cash flow from operations for such periods.  The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities.  Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.  The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended			Nine Months Ended
	(millions of dollars)	Oct. 1,	Jul. 2,	Oct. 2,	Oct. 1,	Oct. 2,
		2017	2017	2016	2017	2016
	Cash flow from continuing operations	$73.0	$61.7	$62.1	$150.6	$164.2
	Capital expenditures	20.7	20.0	18.0	54.2	48.9
	Free cash flow	$52.3	$41.7	$44.1	$96.4	$115.3

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended			Nine Months Ended
		Oct. 1,	Jul. 2,	Oct. 2,	Oct. 1,	Oct. 2,
		2017	2017	2016	2017	2016
	Interest income	$0.6	$0.6	$0.5	$1.6	$1.5
	Interest expense	(11.1)	(10.8)	(13.9)	(34.1)	(42.9)
	Debt extinguishment costs and fees	0.0	0.0	0.0	(3.9)	0.0
	Foreign exchange gains	(0.2)	0.0	0.8	0.4	4.9
	Other deductions	(1.5)	(1.2)	(1.4)	(3.8)	(3.2)
	Non-operating deductions, net	$(12.2)	$(11.4)	$(14.0)	$(39.8)	$(39.7)

7)
The analyst conference call to discuss operating results for the third quarter is scheduled for Friday, November 3, 2017 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com).  The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Nine Months Ended				% Growth
SALES DATA	Oct. 1,	% of	Jul. 2,	% of	Oct. 2,	% of			Oct. 1,	% of	Oct. 2,	% of
	2017	Total Sales	2017	Total Sales	2016	Total Sales	Prior Qtr	Prior Year	2017	Total Sales	2016	Total Sales	Prior Year

United States	$243.6	57%	$237.2	57%	$229.0	57%	3%	6%	$705.1	57%	$718.7	58%	(2)%
International	180.8	43%	176.9	43%	170.5	43%	2%	6%	538.4	43%	518.0	42%	4%
Net Sales	$424.4	100%	$414.1	100%	$399.5	100%	2%	6%	$1,243.5	100%	$1,236.7	100%	1%

Paper PCC	$96.3	23%	$92.3	22%	$95.3	24%	4%	1%	$282.0	23%	$295.5	24%	(5)%
Specialty PCC	16.4	4%	17.4	4%	16.4	4%	(6)%	0%	50.8	4%	50.2	4%	1%
PCC Products	$112.7	27%	$109.7	26%	$111.7	28%	3%	1%	$332.8	27%	$345.7	28%	(4)%

Talc	$12.7	3%	$14.0	3%	$13.9	3%	(9)%	(9)%	$41.0	3%	$42.7	3%	(4)%
Ground Calcium Carbonate	22.3	5%	23.3	6%	21.7	5%	(4)%	3%	67.1	5%	65.1	5%	3%
Processed Minerals Products	$35.0	8%	$37.3	9%	$35.6	9%	(6)%	(2)%	$108.1	9%	$107.8	9%	0%

Specialty Minerals Segment	$147.7	35%	147.0	35%	147.3	37%	0%	0%	440.9	35%	453.5	37%	(3)%

Metalcasting	$73.6	17%	$75.7	18%	$63.1	16%	(3)%	17%	$215.9	17%	$191.1	15%	13%
Household, Personal Care & Specialty Products	42.5	10%	39.7	10%	42.1	11%	7%	1%	123.3	10%	131.4	11%	(6)%
Environmental products	21.6	5%	19.6	5%	24.6	6%	10%	(12)%	51.8	4%	64.5	5%	(20)%
Building Materials	19.9	5%	20.2	5%	16.9	4%	(1)%	18%	57.5	5%	57.0	5%	1%
Basic Minerals	31.2	7%	25.1	6%	22.3	6%	24%	40%	90.5	7%	67.1	5%	35%
Performance Materials Segment	$188.8	44%	$180.3	44%	$169.0	42%	5%	12%	$539.0	43%	$511.1	41%	5%

Total Minerals Businesses	$336.5	79%	$327.3	79%	$316.3	79%	3%	6%	$979.9	79%	$964.6	78%	2%

Refractory products	$56.6	13%	$56.1	14%	$51.0	13%	1%	11%	$169.4	14%	$163.3	13%	4%
Metallurgical Products	12.3	3%	12.8	3%	12.4	3%	(4)%	(1)%	38.6	3%	43.2	3%	(11)%
Refractories Segment	$68.9	16%	$68.9	17%	63.4	16%	0%	9%	208.0	17%	206.5	17%	1%

Energy Services Segment	$19.0	4%	$17.9	4%	$19.8	5%	6%	(4)%	$55.6	4%	$65.6	5%	(15)%

Total Service Businesses	$87.9	21%	$86.8	21%	$83.2	21%	1%	6%	$263.6	21%	$272.1	22%	(3)%

Net Sales	$424.4	100%	$414.1	100%	$399.5	100%	2%	6%	$1,243.5	100%	$1,236.7	100%	1%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 1,	Jul. 2,	Oct. 2,			Oct. 1,	Oct. 2,
SEGMENT OPERATING INCOME DATA	2017	2017	2016	Prior Qtr	Prior Year	2017	2016	Prior Year

Specialty Minerals Segment	$26.6	$26.9	$27.8	(1)%	(4)%	$77.9	$81.1	(4)%
% of Sales	18.0%	18.3%	18.9%			17.7%	17.9%
Performance Materials Segment	$30.6	$32.2	$30.2	(5)%	1%	$91.6	$91.7	(0)%
% of Sales	16.2%	17.9%	17.9%			17.0%	17.9%
Total Minerals Businesses	$57.2	$59.1	$58.0	(3)%	(1)%	$169.5	$172.8	(2)%
% of Sales	17.0%	18.1%	18.3%			17.3%	17.9%
Refractories Segment	$9.9	$10.5	$10.1	(6)%	(2)%	$29.6	$27.2	9%
% of Sales	14.4%	15.2%	15.9%			14.2%	13.2%
Energy Services Segment	$2.3	$0.8	$2.6	188%	(12)%	$4.8	$(27.0)	*
% of Sales	12.1%	4.5%	13.1%			8.6%	-41.2%
Total Service Businesses	$12.2	$11.3	$12.7	8%	(4)%	$34.4	$0.2	*
% of Sales	13.9%	13.0%	15.3%			13.1%	0.1%
Unallocated Corporate Expenses	$(2.1)	$(1.1)	$(1.5)	91%	40%	$(4.1)	$(3.5)	17%

Acquisition related transaction costs	$(0.5)	$(0.8)	$(1.9)	(38)%	(74)%	$(2.8)	$(5.1)	(45)%

Consolidated	$66.8	$68.5	$67.3	(2)%	(1)%	$197.0	$164.4	20%
% of Sales	15.7%	16.5%	16.8%			15.8%	13.3%

SPECIAL ITEMS

Specialty Minerals Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Performance Materials Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Total Minerals Businesses	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Refractories Segment	$0.0	$0.0	$(2.1)	*	*	$0.0	$(2.0)	*

Energy Services Segment	$(0.7)	$0.2	$(0.2)	(450)%	*	$(0.2)	$29.4	*

Total Service Businesses	$(0.7)	$0.2	$(2.3)	(450)%	*	$(0.2)	$27.4	*

Unallocated and Other Corporate Expenses	$1.1	$0.0	$0.0	*	*	$1.1	$0.0	*
Acquisition related transaction costs	$0.5	$0.8	$1.9	(38)%	(74)%	$2.8	$5.1	(45)%

Consolidated	$0.9	$1.0	$(0.4)	(10)%	*	$3.7	$32.5	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (acquisition related transaction costs set forth in the above table), for the quarterly periods ended October 1, 2017, July 2, 2017 and October 1, 2016, and the nine month periods ended October 1, 2017 and October 2, 2016 constituting a reconciliation to GAAP operating income set forth above.  The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods.  The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Nine Months Ended		% Growth
SEGMENT OPERATING INCOME,	Oct. 1,	Jul. 2,	Oct. 2,			Oct. 1,	Oct. 2,
EXCLUDING SPECIAL ITEMS	2017	2017	2016	Prior Qtr	Prior Year	2017	2016	Prior Year

Specialty Minerals Segment	$26.6	$26.9	$27.8	(1)%	(4)%	$77.9	$81.1	(4)%
% of Sales	18.0%	18.3%	18.9%			17.7%	17.9%
Performance Materials Segment	$30.6	$32.2	$30.2	(5)%	1%	$91.6	$91.7	(0)%
% of Sales	16.2%	17.9%	17.9%			17.0%	17.9%
Total Minerals Businesses	$57.2	$59.1	$58.0	(3)%	(1)%	$169.5	$172.8	(2)%
% of Sales	17.0%	18.1%	18.3%			17.3%	17.9%
Refractories Segment	$9.9	$10.5	$8.0	(6)%	24%	$29.6	$25.2	17%
% of Sales	14.4%	15.2%	12.6%			14.2%	12.2%
Energy Services Segment	$1.6	$1.0	$2.4	60%	*	$4.6	$2.4	*
% of Sales	8.4%	5.6%	12.1%			8.3%	3.7%
Total Service Businesses	$11.5	$11.5	$10.4	0%	11%	$34.2	$27.6	24%
% of Sales	13.1%	13.2%	12.5%			13.0%	10.1%

Unallocated Corporate Expenses	$(1.0)	$(1.1)	$(1.5)	(9)%	(33)%	$(3.0)	$(3.5)	(14)%

Consolidated	$67.7	$69.5	$66.9	(3)%	1%	$200.7	$196.9	2%
% of Sales	16.0%	16.8%	16.7%			16.1%	15.9%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	(In Millions of Dollars)
		October 1,	December 31,
		2017*	2016**

Current assets:
	Cash & cash equivalents	$211.7	$188.5
	Short-term investments	2.8	2.0
	Accounts receivable, net	389.1	341.3
	Inventories	221.2	186.9
	Prepaid expenses and other current assets	36.0	32.4
	Total current assets	860.8	751.1

	Property, plant and equipment	2,189.1	2,141.4
	Less accumulated depreciation	1,130.0	1,089.6
	Net property, plant & equipment	1,059.1	1,051.8

	Goodwill	779.6	778.7
	Intangible assets	198.4	204.4
	Other assets and deferred charges	85.5	77.4

	Total assets	$2,983.4	$2,863.4

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
	Short-term debt	$6.2	$6.1
	Current maturities of long-term debt	6.5	6.8
	Accounts payable	181.0	144.9
	Other current liabilities	130.0	137.7
	Total current liabilities	323.7	295.5

	Long-term debt	990.2	1,069.9
	Deferred income taxes	247.8	238.8
	Other non-current liabilities	219.4	228.3
	Total liabilities	1,781.1	1,832.5

	Total MTI shareholders' equity	1,176.3	1,006.5
	Non-controlling Interest	26.0	24.4
	Total shareholders' equity	1,202.3	1,030.9

	Total liabilities and shareholders' equity	$2,983.4	$2,863.4

*	Unaudited
**	Condensed from audited financial statements.